

                              LSB INDUSTRIES, INC.                 Exhibit 11.1
                                                                   Page 1 of 6
       PRIMARY EARNINGS PER SHARE COMPUTATION

                                                      1996 quarter ended


                                             March 31     June 30      Sept. 30
                                             --------     -------      --------
Shares for primary earnings per share:
  Weighted average shares:
    Common shares outstanding from
      beginning of period                  12,911,447   12,909,487   12,908,487
    Common shares issued on conversion
     of redeemable preferred stock;
     calculated on weighted average
     basis                                        270            -          260
    Common shares issued upon exercise
     of employee or director stock
     options; calculated on weighted
     average basis                                  -            -       12,527
    Purchase of treasury stock;
     calculated on weighted
     average basis                               (330)        (978)    ( 12,734)
                                           ----------   ----------   ----------
                                           12,911,387   12,908,509   12,908,540
Common Stock equivalents:
    Shares issuable upon exercise of
     options and warrants (including
     the weighted average for shares
     subject to options and warrants
     granted during the period)                     -      737,640            -
    Assumed repurchase of outstanding
     shares up to the 20% limitation
     (based on average market price for
     the period)                                    -     (359,676)           -
    Common shares issuable on conversion
     of redeemable preferred stock,
     excluding shares included above
     on actual conversion                           -       62,080            -
                                           ----------   ----------   ----------
                                                    -      440,044            -
                                           ----------   ----------   ----------
                                           12,911,387   13,348,553   12,908,540
                                           ==========   ==========   ==========

Earnings for primary earnings per share:
  Net earnings (loss)                     $  (531,218) $ 2,371,797  $(3,217,649)

  Dividends on cumulative preferred stocks    (75,520)     (60,000)     (60,000)
  Dividends on convertible, exchangeable
    Class C preferred stock (6.5% annually)  (743,438)    (743,438)    (743,438)
                                           ----------    ---------    ---------
 Earnings (loss) applicable to common
   stock                                  $(1,350,176) $ 1,568,359  $(4,021,087)
                                           ==========    =========    =========
 Earnings (loss) per share                      $(.10)       $ .12       $(.31)
                                                =====        =====       =====







                   LSB INDUSTRIES, INC.                             Exhibit 11.1
                                                                    Page 2 of 6
         PRIMARY EARNINGS PER SHARE COMPUTATION


                                                           Nine months
                                                              ended
                                                         Sept. 30, 1996


Net loss applicable to common stock                        $(3,802,904)
                                                            ==========
Weighted average number of common and common
  equivalent shares (average of three quarters
  above)                                                    13,056,160
                                                            ==========

Loss per share                                                   $(.29)
                                                                 =====


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

          LSB INDUSTRIES, INC.                                    Exhibit 11.1
                                                                  Page 3 of 6
       PRIMARY EARNINGS PER SHARE COMPUTATION

                                                   1995 quarter ended

                                          March 31       June 30      Sept. 30
                                          --------       -------      --------
Shares for primary earnings per share:
  Weighted average shares:
    Common shares outstanding from
      beginning of period                13,060,566    13,045,912    12,941,097
    Common shares issued on conversion
     of redeemable preferred stock;
     calculated on weighted average
     basis                                      180             -            10
    Common shares issued upon exercise
     of employee or director stock
     options; calculated on weighted
     average basis                                -        96,692         3,326
    Purchases of treasury stock;
     calculated on weighted average
     basis                                  (13,950)     (146,176)       (3,826)
                                         ----------    ----------    ----------
                                         13,046,796    12,996,428    12,940,607

Common Stock equivalents:
    Shares issuable upon exercise of
     options and warrants (including
     the weighted average for shares
     subject to options and warrants
     granted during the period)             823,140       817,448             -
    Assumed repurchase of outstanding
     shares up to the 20% limitation
     (based on average market price for
     the period)                           (317,680)     (393,498)            -
    Common shares issuable on conversion
     of redeemable preferred stock,
     excluding shares included above
     on actual conversion                         -        63,520             -
                                         ----------    ----------    ----------
                                            505,460       487,470             -
                                         ----------    ----------    ----------
                                         13,552,256    13,483,898    12,940,607
                                         ==========    ==========    ==========

Earnings for primary earnings per share:
  Net earnings (loss)                   $ 1,448,092   $ 1,502,431   $(1,800,736)

  Dividends on cumulative preferred
    stocks                                  (75,880)      (60,000)      (60,000)
  Dividends on convertible, exchangeable
    Class C preferred stock (6.5%
    annually)                              (743,437)     (743,437)     (743,437)
                                         ----------   -----------    ----------
 Earnings (loss) applicable to common
    stock                               $   628,775   $   698,994   $(2,604,173)
                                         ==========   ===========    ==========

 Earnings (loss) per share                    $ .05         $ .05        $(.20)
                                              =====         =====        =====



                  LSB INDUSTRIES, INC.                             Exhibit 11.1
                                                                   Page 4 of 6
         PRIMARY EARNINGS PER SHARE COMPUTATION




                                                           Nine months
                                                              ended
                                                         Sept. 30, 1995
                                                         --------------

Net loss applicable to common stock                       $(1,276,404)
                                                          ===========
Weighted average number of common and common
  equivalent shares (average of three quarters
  above)                                                   13,325,587
                                                          ===========
Loss per share                                                  $(.10)
                                                                =====


               LSB INDUSTRIES, INC.                                 Exhibit 11.1
                                                                    Page 5 of 6
       FULLY DILUTED EARNINGS PER SHARE COMPUTATION

                                                     1996 quarter ended
                                            ____________________________________

                                            March 31     June 30     Sept. 30
                                           ----------  -----------   ---------

Shares for fully diluted earnings
  per share:
  Weighted average shares outstanding
    for primary earnings per share         12,911,387   12,908,509   12,908,540
  Shares issuable upon exercise of
    options and warrants                            -      737,640            -
  Assumed repurchase of outstanding
    shares up to the 20% limitation
    (based on ending market price for
    the quarter if greater than the
    average)                                        -     (359,676)           -
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above
    on actual conversion                            -       62,080            -
  Common shares issuable upon conversion
    of convertible note payable                     -        4,000            -
  Common shares issuable upon conversion
    of convertible preferred stock,
    if dilutive, from date of issue:
      Series B                                      -      666,666            -
     Series 2                                       -            -            -
                                           ----------   ----------   ----------
                                           12,911,387   14,019,219   12,908,540
                                           ==========   ==========   ==========
Earnings for fully diluted
  earnings per share:
  Net earnings (loss)                     $  (531,218)  $ 2,371,797 $(3,217,649)
  Dividends on cumulative convertible
    preferred stocks:
     Series B                                 (75,520)            -     (60,000)
     Series 2 class C                        (743,438)     (743,438)   (743,438)
                                           ----------    ----------   ---------
  Earnings (loss) applicable to
    common stock                          $(1,350,176)  $ 1,628,359 $(4,021,087)
                                           ==========    ==========  ==========
  Earnings (loss) per share                     $(.10)        $ .12      $( .31)
                                                =====         =====      ======

                                                            Nine months
                                                                ended
                                                          Sept. 30, 1996


Net loss applicable to common stock                        $(3,742,904)
                                                            ==========
Weighted average number of common and common
  equivalent shares (average of three quarters
  above)                                                    13,279,715
                                                            ==========

Loss per share                                                   $(.29)
                                                                 =====



               LSB INDUSTRIES, INC.                                 Exhibit 11.1
                                                                    Page 6 of 6
       FULLY DILUTED EARNINGS PER SHARE COMPUTATION

                                                     1995 quarter ended

                                           March 31    June 30      Sept. 30
                                          ----------   -------     ----------
Shares for fully diluted earnings per
  share:
  Weighted average shares outstanding
    for primary earnings per share       13,046,796   12,996,428   12,940,607
  Shares issuable upon exercise of
    options and warrants                    823,140      817,448            -
  Assumed repurchase of outstanding
    shares up to the 20% limitation
    (based on ending market price
    for the quarter if greater than
    the average)                           (300,737)    (380,135)           -
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above on
    actual conversion                             -       63,520            -
  Common shares issuable upon conversion
    of convertible note payable               4,000        4,000            -
  Common shares issuable upon conversion
    of convertible preferred stock, if
    dilutive, from date of issue:
      Series B                                    -            -            -
      Series 2                                    -            -            -
                                         ----------   ----------   ----------
                                         13,573,199   13,501,261   12,940,607
                                         ==========   ==========   ==========
Earnings for fully diluted
  earnings per share:
  Net earnings (loss)                   $ 1,448,092  $ 1,502,431  $(1,800,736)
  Interest on convertible note                  180          180            -
  Dividends on cumulative convertible
    preferred stocks:
      Series B                              (75,880)     (60,000)     (60,000)
     Series 2 Class C                      (743,437)    (743,437)    (743,437)
                                         ----------   ----------   ----------
  Earnings (loss) applicable to
      common stock                      $   628,955  $   699,174  $(2,604,173)
                                         ==========   ==========   ==========

  Earnings (loss) per share                   $ .05        $ .05        $(.20)
                                              =====        =====        =====

                                                           Nine months
                                                              ended
                                                         Sept. 30, 1995
                                                         --------------
Net loss applicable to common stock                       $(1,276,044)
                                                          ===========
Weighted average number of common and common
  equivalent shares (average of three quarters
  above)                                                   13,338,356
                                                           ==========
Loss per share                                                 $ (.10)
                                                               ======







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